Exhibit 5.1

List of patents held by Genoil Inc.

GENOIL INC.
INTELLECTUAL PROPERTY

TITLE	COUNTRY	SERIAL NUMBER	FILING DATE	STATUS

Jet Pump Treatment of Heavy Oil Production Sand — 9561-6	United States	09/151,510	Sept. 11/98	Issued to Patent 6,074,549 on June 13,2000. Maintenance fee due December 13, 2002.

Jet Pump Treatment of Heavy Oil Production Sand — 9561-42	United States	09/622631	Feb 17, 2000 Effective Feb 17/99	Issued to Patent 6537960. Maintenance fee due Sept 4, 2006.

Jet Pump Treatment of Heavy Oil Production Sand — 9561-43	Canada	231566	Feb 17/99	In Good Standing.

Desanding System for Oil Tanks 9561-5	United States	09/028905	Feb. 24/98	Issued to Patent 6125865 on October 3, 2000. First maintenance fee due April 3, 2004.

Desanding System for Oil Tanks 9561-19	Mexico	0000167	Jan 3, 2002	In good standing — no outstanding matters.

Desanding System for Oil Tanks 9561-20	Venezuela	1999-002724	Dec 22/99	Examination requested. Awaiting results of examination.

Removal of Fines from Oil Tanks 9561-27	United States	09/488775	April 13, 2000	Issue fee due June 25, 2003.

Removal of Fines from Oil Tanks 9561-28	Venezuela	2000-000803	April 14, 2000	Examination requested. Awaiting examination results.

Process for Upgrading Crude Oil Using Hydrogen — 9561-22	United States	09/529438	Apr. 13/00	In good standing — no outstanding matters.

Process for Upgrading Crude Oil Using Hydrogen — 9561-21	Canada	2,306,069	Sept. 29/99	Response due June 17, 2003.

Process for Upgrading Crude Oil Using Hydrogen — 9561-13	Peru	000980.99	Sept. 29/99	Maintenance fee due Sept 28, 2003.

Process for Upgrading Crude Oil Using Hydrogen — 9561-46	EPO	99945823.5	Sept. 29/99	Maintenance fee due Sept. 29/02 paid.

Process for Upgrading Crude Oil Using Hydrogen — 9561-47	Brazil	P19914129-9	Sept. 29/99	Application reinstated, and examination requested. Maintenance fee due December 29, 2002.

Process for Upgrading Crude Oil Using Hydrogen - 9561-14	PCT	CA 99/00914 WO00/18854	Sept. 29/99

Process for Upgrading Crude Oil Using Hydrogen - 9561-12	Venezuela	1999-001983	Sept. 29/99	Request for examination filed May 31, 2002 Awaiting results of examination.

Process for Upgrading Crude Oil Using Hydrogen	Middle East States	GCC/818	Sept. 29/99

Multi-Stage Apparatus for Separating Immiscible	United States	5603825	Feb. 18/97

TITLE	COUNTRY	SERIAL NUMBER	FILING DATE	STATUS

Fluids

Multi-Stage Apparatus and Methods for Separating Immiscible Fluids	Canada	Application 2243142	July 10/98	Application made

Apparatus and Methods of Separating Immiscible Fluids	International Application	PCT/CA 9900624	July 9/99	Application made Assigned to Genoil by Hydrogen Solutions Electro Hydrogen Inc.

Generator Energy Conversion Device	Russia	RU98/00190 W099/18262	June 22, 1998	Canadian national entry given application #2,339,938

Three Phase Separator — 9561-24				ASKING FOR REINSTATEMENT